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                                                                [EXECUTION COPY]


                                 FIRST AMENDMENT
                                       TO
                      SHORT-TERM FEE CONSIGNMENT AGREEMENT

      This FIRST AMENDMENT TO SHORT-TERM FEE CONSIGNMENT AGREEMENT, dated as of June 30, 1995 (this "Amendatory Agreement"), among HANDY & HARMAN, a New York corporation (the "Consignee") and THE BANK OF NOVA SCOTIA (the "Consignor").

                              W I T N E S S E T H:

      WHEREAS, the Consignee and the Consignor are parties to a Short-Term Fee Consignment Agreement, dated as of September 28, 1994 (as amended or otherwise modified prior to the date hereof, the "Existing Fee Consignment Agreement"); and

      WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Fee Consignment Agreement in certain respects as herein provided (the Existing Fee Consignment Agreement, as so amended by this Amendatory Agreement, being referred to as the "Fee Consignment Agreement");

      NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                     PART I
                                   DEFINITIONS

      SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

      "Amendatory Agreement" is defined in the preamble.

      "Consignee" is defined in the preamble.

      "Consignor" is defined in the preamble.

      "Fee Consignment Agreement" is defined in the second recital.

      "Existing Fee Consignment Agreement" is defined in the first recital.

      "First Amendment Effective Date" is defined in Subpart 3.1.
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      SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Fee Consignment Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.

                                     PART II
                                AMENDMENTS TO THE
                       EXISTING FEE CONSIGNMENT AGREEMENT

      Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Fee Consignment Agreement is hereby amended in accordance with this Part II; except as so amended, the Existing Fee Consignment Agreement shall continue in full force and effect.

      SUBPART 2.1. Amendment to Article I. Article I of the Existing Fee Consignment Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.3.

      SUBPART 2.1.1. Section 1.1 of the Existing Fee Consignment Agreement is hereby amended by inserting the following definition in such Section in the appropriate alphabetical sequence:

      "First Amendment" means the First Amendment, dated as of June 30, 1995, to this Agreement between the Consignee and the Consignor.

      SUBPART 2.1.2. Section 1.1 of the Existing Fee Consignment Agreement is hereby further amended by

            (a) amending the definition of "Plant" in its entirety to read as follows:

            "`Plant' means the Consignee's fabrication facility located at 1770 Kings Highway, Fairfield, Connecticut."; and

            (b) amending the definition of "Commitment Amount" in its entirety to read as follows:

            "`Commitment Amount' means, on any day,

                  (a) with respect to gold, (i) 30,000 troy ounces of gold or, if less, (ii) the maximum number of troy ounces of gold obtained by dividing (A) $14,250,000 (or, if, on or prior to such day, the Advance Commitment Amount is reduced pursuant to the terms of the Short-Term Dollar Supply Agreement, a Dollar amount equal to the product of (x) the Advance Commitment


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            Amount (after giving effect to any reduction thereto on or prior to such day) and (y) 17.9810726%), by (B) $475 (rounded down to the next whole number); and

                  (b) with respect to silver, (i) 10,000,000 troy ounces of
            silver or, if less, (ii) the maximum number of troy ounces of silver obtained by dividing (A) $65,000,000 (or, if, on or prior to such day, the Advance Commitment Amount is reduced pursuant to the terms of the Short-Term Dollar Supply Agreement, a Dollar amount equal to the product of (x) the Advance Commitment Amount (after giving effect to any reduction thereto on or prior to such day) and (y) 82.0189274%), by (B) $6.50 (rounded down to the next whole number);

      as the amounts in clauses (a)(i) and (b)(i) above may be reduced from time to time pursuant to Section 2.2 or as required in accordance with the proviso contained in clause (b) of Section 2.4.2."

      SUBPART 2.2. Amendment to Article II. Section 2.2.2 of the Existing Fee Consignment Agreement is hereby amended by (i) deleting the percentage "41.6749751%" in clause (a) of such Section and substituting the percentage "17.9810726%" in place thereof, and (ii) deleting the percentage "58.3250249%" in clause (b) of such Section, and substituting the percentage "82.0189274" in place thereof.

      SUBPART 2.3. Global Amendment to Fee Consignment Documents. The Existing Fee Consignment Agreement and each other Fee Consignment Document is hereby amended by deleting each reference to "the Plants", "each Plant", "either Plant", "applicable Plant" and terms of a similar import and by inserting the term "the Plant" in each case in place thereof, and the Existing Fee Consignment Agreement and each other Fee Consignment Document is hereby amended mutatis mutandis in order to give full effect to the amendments described in this Subpart 2.3.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

      SUBPART 3.1. First Amendment Effective Date. This Amendatory Agreement shall become effective on July 6, 1995 (the "First Amendment Effective Date"), but only if each of the conditions set forth in this Subpart 3.1 shall have been satisfied on or prior to that date.

      SUBPART 3.1.1. Execution of Counterparts. The Consignor shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Consignee and the Consignor.


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      SUBPART 3.1.2. Execution of Consent. The Consignor shall have received counterparts of the Consent, substantially in the form of Exhibit A hereto, duly executed on behalf of each Supplier.

      SUBPART 3.1.3. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Consignor and its counsel. The Consignor and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Consignor or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Consignor and its counsel.

                                     PART IV
                                  MISCELLANEOUS

      SUBPART 4.1. Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

      SUBPART 4.2. Fee Consignment Document Pursuant to Existing Fee Consignment Agreement. This Amendatory Agreement is a Fee Consignment Document executed pursuant to the Existing Fee Consignment Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Fee Consignment Agreement.

      SUBPART 4.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SUBPART 4.5. Representations, No Default, etc. As of the date of effectiveness of this Amendatory Agreement, and after giving effect to the amendments set forth above, the Consignee hereby represents and warrants that

            (a) the representations and warranties set forth in Article VI of the Existing Fee Consignment Agreement are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such


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      representations and warranties were true and correct as of such earlier date); and

            (b) after giving effect to this Amendatory Agreement, no Default has occurred and is continuing.

      SUBPART 4.6. Limited Waiver, etc. No amendment, waiver or approval by the Consignor under this Amendatory Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval to be granted after the date hereof, and except as expressly modified by this Amendatory Agreement, the provisions of the Existing Fee Consignment Agreement shall remain in full force and effect, without amendment or other modification.

      SUBPART 4.7. Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendatory
Agreement to be executed by their respective authorized officers as of the day and year first above written.

                                    HANDY & HARMAN


                                    By_________________________________________
                                      Title:


                                    THE BANK OF NOVA SCOTIA

                                    By_________________________________________
                                      Title:



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                                                                       Exhibit A

                                     CONSENT



                                        Dated as of June 30, 1995

      Reference is made to:

            (i) the Short-Term Dollar Supply Agreement, dated as of September 28, 1994 (as amended or otherwise modified, the "Short-Term Dollar Supply Agreement"), among The Bank of Nova Scotia, as the consignor (the "Consignor"), certain commercial lending institutions (including the undersigned) from time to time parties thereto (the "Suppliers"), The Bank of Nova Scotia, Chemical Bank and The Bank of New York, as the co-agents for the Suppliers (the "Co-Agents"), and The Bank of Nova Scotia, as the administrative agent for the Suppliers (the "Administrative Agent");

            (ii) the Dollar Supply Agreement, dated as of September 28, 1994 (as amended or otherwise modified, the "Dollar Supply Agreement"), among the Consignor, the Suppliers, the Co-Agents and the Administrative Agent;

            (iii) the First Amendment, dated as of the date hereof ("Amendment No. 1 to Short-Term Fee Consignment Agreement"), to the Short-Term Fee Consignment Agreement, dated as of September 28, 1994, between Handy & Harman, a New York corporation (the "Consignee"), and the Consignor; and

            (iv) the First Amendment, dated as of the date hereof ("Amendment No. 1 to Fee Consignment Agreement"), to the Fee Consignment Agreement, dated as of September 28, 1994, between the Consignee and the Consignor.

      The undersigned Supplier hereby consents to Amendment No. 1 to Short-Term Fee Consignment Agreement and Amendment No. 1 to Fee Consignment Agreement (collectively, the "Amendments") and, in accordance with Section 8.1 of each of the Short-Term Dollar Supply Agreement and the Dollar Supply Agreement, hereby consents to the Consignor executing and delivering a copy of each Amendment in the form previously delivered to the undersigned Supplier. The undersigned Supplier also authorizes and directs The Bank of Nova Scotia, in its capacity as the Consignor and the


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Administrative Agent, to execute and deliver Uniform Commercial Code termination statements and other instruments and documents as reasonably requested by the Consignee to give effect to each Amendment.


                                    ___________________________________________
                                    [INSERT NAME OF SUPPLIER]


                                    By ________________________________________
                                       Title:


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